SUB-LEASE AGREEMENT

Made this 1st day of June, 2010.

BETWEEN:

INTERNATIONAL CORPORATE SUPPORT SERVICES, LTD., a body corporate, incorporated under the laws of the State of Nevada, having an office in the City of Calgary, in the Province of Alberta.

(hereinafter referred to as the “Landlord”)
OF THE FIRST PART

AND

DRYERTECH INDUSTRIES LTD., a body corporate, having an office in the City of Calgary, in the Province of Alberta.

(hereinafter referred to as the Subtenant”)
OF THE SECOND PART

WHEREAS it is agreed on the 1st day of June 2010, between the Landlord and the Subtenant that the lease described below will be assigned to the Subtenant, for two (2) offices in the Landlord’s building located at 5614C Burbank Road SE, Calgary, Alberta.

           AND WHEREAS the parties hereto have agreed to enter into this Sublease on the terms and conditions hereinafter set forth:

           WITNESSETH in consideration of the rents, covenants, and agreements hereinafter observed and contained on the part of the Subtenant to be paid, observed and performed, the Landlord does sublease the Subleased Premises, on the terms and conditions hereinafter set forth;

1.           SUBLEASED PREMISES

The premises to be subleased shall consist of two offices being a portion of the first (1st) floor of the Building as outlined in yellow on the floor plan, attached hereto as Schedule “A.”  The Subtenant shall also have use of the Boardroom and the kitchen on the second floor.  Boardroom usage is to be booked in advance as required.  Two (2) keys will be provided to and the responsibility of Walter Romanchuk.

2.           TERM

The term of the Sublease (hereinafter referred to as the “Term” shall be for a period of one (1) year. The Term shall commence on July 1, 2010 and terminate on June 30, 2010 with an option to extend the lease on a month-by-month basis.

        3.           RENT

(a)           Basic Annual Rent

Yielding and paying therefore unto the Landlord in lawful money for each and every month during the term hereof without deduction, setoff of abatement basic annual rent of Two Thousand Four Hundred Dollars ($2,400.00).

On the first day of each month during the term hereof, the Subtenant will pay to the Landlord in advance the basic monthly rent of Two Hundred ($200.00) Dollars, the first payment of such Basic monthly rent to be due and payable upon the commencement date.

The Subtenant shall pay to the Landlord the amount of:

(a)	the minimum monthly rent;
(b)	the Good and Services Tax (GST).

The Subtenant shall pay to the Landlord an amount equal to all Goods and Services Taxes imposed or to be imposed by any governmental authority with respect to base rent, additional rent and other charges payable by the Subtenant to the Landlord by the Subtenant with each payment of base rent, additional rent or other charges on the date such payment is otherwise due under this Sublease, without reference to any Goods and Services Tax remitted or to be remitted by the Landlord to the governmental authority in respect thereof.

4.           USE

The Subleased Premises shall be used solely for General Office purposes and the Subtenant shall not use, or permit the use of the Subleased Premises for a purpose other than the uses permitted and described in the Lease.

        5.           REPAIR, DAMAGE AND DESTRUCTION

The Subtenant covenants with the Landlord:

(a)	that except for reasonable wear and tear, to keep in good and substantial state of repair and decoration, the Subleased Premises including all Leasehold Improvements;

(b)	that the Landlord or the Landlord may from time to time enter and view the state of repair, and that the Subtenant will repair according to notice in writing;

(c)
that if any part of the Building, including without limitation the structure or the structural elements of the Building, or the systems for interior climate control or for the provision of utilities or services get out of repair, or become damaged or destroyed through the negligence or misuse by the Subtenant or its employees, invitees or others over whom the Subtenant can reasonably be expected to exercise control, which shall specifically include any Sub-Subtenant, the expense of repairs or replacements thereto necessitated thereby shall be paid by the Subtenant.

(d)
the Subtenant shall during the continuance of this Sublease and at its expense repair and replace with as good quality and size any glass broken on the Subleased Premises, and such obligation shall include outside windows and doors on the perimeter of the Subleased Premises whenever such glass shall be broken by the Subtenant, its Servants, employees, agents or invitees; and,

(e)
That the Subtenant will notify the Landlord and the Landlord immediately upon the Subtenant becoming aware of any defect in the Subleased Premises or of any other condition which may cause damage to the Subleased Premises or the Building.

It is agreed between the Landlord and the Subtenant that if the Lease is terminated by virtue of damage or destruction to the building that this Sublease shall likewise be terminated. Rent shall abate in the event of such damage or destruction to the same extent that rent payable under the Lease is abated.

         6.           LANDLORD COVENANTS

The Landlord does hereby covenant and agree with the Subtenant as follows:

(a)	to pay rent pursuant to the Lease;

(b)	to allow the Subtenant free access to the Subleased Premises in accordance with the terms of the Lease;

(c)	to pay its proportionate share of taxes and operating costs as required by the Lease;

(d)	to perform and observe the covenants on its part contained in the Lease with respect to the Subleased Premises so far as such covenants are not required to be performed and observed by the Subtenant;

(e)	to grant to the Subtenant quiet enjoyment of the Subleased Premises during the term hereof; and,

(f)	To take such action as may be required and allowed for in the Lease to ensure that the Landlord acts reasonably in the exercise of any right it has with respect to the Subleased Premises.

         7.           TAXES, OPERATING AND ADDITIONAL COSTS

The Operating Costs are covered under Section 3 of this Agreement and shall be reviewed annually and either refunded or invoiced to the Subtenant on the same terms as the Lease Agreement between the Landlord and the Landlord.

The Subtenant shall pay all business taxes, telephone charges and other costs directly pertaining to the Subleased Premises or the use of the Subtenant thereof. In addition, the Landlord and the Subtenant may enter into a separate agreement for the costs associated with the sharing of certain equipment.

        8.           SECURITY DEPOSIT

The Subtenant and the Landlord agree that no security deposit shall be required.

         9.           ASSIGNMENT OR SUBLETTING

The Subtenant shall not have any right to assign, sublet, or transfer the Subleased Premises without prior consent of the Landlord, and the Landlord, such consent not to be unreasonable withheld by the Landlord but shall be subject to the rights of the Landlord as set forth in the Lease.

        10.           INSURANCE

All insurance required to be obtained by the Landlord pursuant to the Lease in respect of the Subleased Premises shall also be obtained by the Subtenant and shall name the Landlord as an additional named insured. The Subtenant shall provide the Landlord with copies of the said policy of insurance and written notification of any changes thereto.

         11.           FIXTURES AND IMPROVEMENT

The subtenant will not make, erect, install or alter any Leasehold Improvements or trade fixtures in the Subleased Premises without having requested and obtained the prior written approval of the Landlord, which will not be unreasonably withheld, and any approvals required pursuant to the Lease. The Subtenant’s request for any approval hereunder shall be in writing and accompanied by an adequate description of the contemplated work and, where appropriate, working drawings and specifications therefore.

         12.           FORMAL LEASE

The Subtenant acknowledges that all the terms and conditions contained in the Lease have been disclosed to it and that the Subtenant covenants to observe and perform all such terms and conditions and make all payments required in respect of the Subleased Premises on the part of the Landlord under the provisions of the Lease other than the covenant to pay Basic Rent and Additional Rent hereunder, which are consistent with its position as Subtenant and will keep the Landlord indemnified against all actions, expenses, claims and demands in respect of such covenants as they relate to the Subleased Premises except as aforesaid. The Subtenant further acknowledges that all rights and remedies available to the Landlord with respect to the Tenant under the terms of the Lease shall be available to the Landlord with respect to the Sublease. Further, should the Landlord wish to exercise its rights or remedies under the Lease  then the Landlord will have the same rights and remedies as the as the Landlord under the Lease and the Subtenant will be bound in the same manner as if it was the Tenant under the Lease. The Landlord will use its best efforts to affect the Subtenant’s benefit all rights and remedies granted to it as the Tenant under the terms of the Lease.

    13.           REPRESENTATIONS

The Subtenant acknowledges that there are no representations, conditions, warranties, or collateral agreements made by or on behalf of the Landlord other than are expressed herein and in the Offer to Sublease.

        14.           DEFAULT

Should the Subtenant fail to perform its obligations or undertaking set out in his sublease, the Landlord may, at its option and without prejudice to any other remedy available to the Landlord herein, terminate the obligations of the Subtenant herein, by giving written notice of termination to the Subtenant in which case the Security Deposit shall be absolutely forfeited to the Landlord as liquidated damages.

         15.           APPROVAL

Upon execution by the Landlord this Sublease shall be binding upon the parties hereto.

         16.           SPECIAL CLAUSES

(a)	The Landlord shall provide two (2) parking stalls in the surface parking lot at no charge to the Subtenant.

(b)	The subtenant shall have unfettered access to the common areas of the building, including but not limited to: washrooms, all building entrances and hallways, boardroom and kitchen.

        NOTICES

Any notices herein provided or permitted to be given under this Sublease shall be addressed as follows:

(i)           NOTICE BY THE LANDLORD TO THE SUBTENANT

DryerTech Industries Ltd.
5614C Burbank Road SE
Calgary, Alberta
T2H 1Z4
Attention: Walter Romanchuk

(ii)           NOTICED BY THE SUBTENANT TO THE LANDLORD

International Corporate Support Services Ltd.
5614D Burbank Road SE
Calgary, Alberta
T2H 1Z4
Attention: Jacqueline Danforth

EXECUTED by the Subtenant at the City of Calgary, in the Province of Alberta, as of this 1st day of June, 2010.

DRYERTECH INDUSTRIES LTD.

Per:           /s/ Walter Romanchuk
Walter Romanchuk

EXECUTED by the Landlord at the city of Calgary, in the Province of Alberta, as of this 1st day of June, 2010.

INTERNATIONAL CORPORATE SUPPORT SERVICES LTD.

Per:           /s/ Jacqueline Danforth
Jacqueline Danforth